EXHIBIT 99.1

TRILOGY INTERNATIONAL PARTNERS INC. RECEIVES FUNDS HELD IN ESCROW FOR SALE OF NEW ZEALAND SUBSIDIARY

BELLEVUE, Washington (June 7, 2023) – Trilogy International Partners Inc. (“TIP Inc.” or the “Company”) (TSXV: TRL.H), today announced that it has received approximately NZ$22.3 million from the escrow established in connection with the closing of the sale of Two Degrees Group Limited (“2degrees Sale”) by TIP Inc. and Tesbrit B.V. to Voyage Digital (NZ) Ltd (“Voyage”) on May 19, 2022. The funds received by TIP Inc. represent its share of the escrow amount less approximately NZ$18 thousand paid to Voyage for certain agreed-upon purchase price adjustments and approximately NZ$242 thousand, which remains in escrow pending discussions between Voyage and TIP Inc. regarding other purchase price adjustments.

TIP Inc. has entered into forward exchange contracts to sell an aggregate of NZ$20 million and buy an aggregate of US$12.3 million on June 30, 2023. As previously announced, it expects to distribute between US$15-20 million to its shareholders in the form of a return of capital during mid-2023. TIP Inc. plans to finalize the amount and timing of the distribution in the next several weeks.

About Trilogy International Partners Inc.

TIP Inc. is the parent company of Trilogy International Partners LLC (“Trilogy LLC”) which was formed by wireless industry veterans John Stanton, Theresa Gillespie and Brad Horwitz. Trilogy LLC’s founders have successfully bought, built, launched and operated communications businesses in 15 international markets and the United States.

Prior to the disposal of its operating subsidiaries in New Zealand and Bolivia, Trilogy LLC was a provider of wireless voice and data and fixed broadband communications services including local, international long distance and roaming services.

TIP Inc.’s head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004 USA. TIP Inc.’s common shares (the “Common Shares”) trade on the NEX board of the TSX Venture Exchange under the ticker TRL.H.

For more information, visit www.trilogy-international.com.

About Forward-Looking Information

Forward-looking information and statements

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 of the United States of America. Forward-looking information and forward-looking statements may relate to the future outlook and anticipated events or results and may include information regarding the Company’s plans and objectives such as its settlement of forward exchange contracts and its use of the proceeds from the 2degrees Sale, including a distribution to shareholders. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “preliminary”, “estimates”, “plans”, “targets”, “expects” or “does not expect”, “an opportunity exists”, “outlook”, “prospects”, “strategy”, “intends”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, estimates, projections or other characterizations of future events or circumstances contain forward-looking information and statements.

Forward-looking information and statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information and statements may not be appropriate for other purposes. Forward-looking information and statements contained in this press release are based on our opinions, estimates and assumptions in light of our experience and perception of current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. These opinions, estimates and assumptions include but are not limited to the timing and amount of the settlement of forward exchange contracts and any distribution of funds to shareholders. Despite a careful process to prepare and review the forward-looking information and statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

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Numerous risks and uncertainties, some of which may be unknown, relating to the Company could cause actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking information and statements. Among such risks and uncertainties are additional expenses in connection with the Company losing its foreign private issuer status under U.S. federal securities laws on June 30, 2022; the Company’s internal controls over financial reporting; new laws and regulations; and risks as a publicly traded company, including, but not limited to, compliance and costs associated with the U.S. Sarbanes-Oxley Act of 2002 (to the extent applicable).

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information and statements in this press release, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this press release. Please see our continuous disclosure filings available under TIP Inc.’s profile at www.sedar.com and at www.sec.gov for information on the risks and uncertainties associated with the Company and an investment in our Common Shares.

Readers should not place undue reliance on forward-looking information and statements, which speak only as of the date made. The forward-looking information and statements contained in this press release represent our expectations as of the date of this press release or the date indicated. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information or statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations Contact

Erik Mickels

425-458-5900

Erik.Mickels@trilogy-international.com

Senior Vice President, Chief Financial Officer

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